UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

China Direct, Inc.

(Exact name of registrant as specified in its charter)

Florida	13-3876100
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

431 Fairway Drive
Deerfield Beach, Florida	33441
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form 8-A initially filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2007, is being filed by China Direct, Inc. (the “Company”) to reflect the change in the national securities exchange on which the common stock, par value $.0001, of the Company (the “Common Stock”) is listed. The NASDAQ Stock Market has approved the Common Stock for listing on the NASDAQ Global Market, and the Common Stock is expected to begin trading on such market on April 14, 2008.

Item1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form SB-2 (File No. 333-139752), initially filed with the Commission on December 29, 2006, as amended, including the prospectus contained therein filed pursuant to Rule 424(b) pursuant to the Securities Act of 1933, as amended, as well as the Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to such Registration Statement on Form SB-2 as filed on November 2, 2007, and any and all amendments and reports filed for the purpose of updating such description, are incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) China Direct, Inc.

Date	April 11, 2008

By	/s/ Yuejian “James” Wang

Yuejian “James” Wang

Chairman of the Board and Chief Executive Officer